Elevation Oncology Reports Fourth Quarter and Full Year 2022 Financial Results

●	Remain on track to present EO-3021 preclinical proof-of-concept data in first half of 2023, and initiate Phase 1 clinical trial in the US in second half of 2023
●	Announced pipeline prioritization and realignment of resources focused on advancing EO-3021
●	Joseph Ferra, Chief Financial Officer, appointed Interim Chief Executive Officer
●	Cash runway extended into the fourth quarter of 2024

NEW YORK, March 9, 2023 -- Elevation Oncology, Inc. (Nasdaq: ELEV), an innovative oncology company focused on the discovery and development of selective cancer therapies to treat patients across a range of solid tumors with significant unmet medical needs, today announced financial results for the quarter ended December 31, 2022, and highlighted recent progress.

“Following the recently announced pipeline prioritization and realignment of resources, our clinical development strategy is focused on advancing EO-3021, a potential best-in-class antibody-drug conjugate targeting solid tumors expressing Claudin 18.2, and other pipeline programs to benefit patients with significant unmet medical needs,” said Joseph Ferra, Interim Chief Executive Officer of Elevation Oncology. “We have cash runway into the fourth quarter of 2024 and expect to achieve multiple milestones during 2023, including the reporting of preclinical proof-of-concept data for EO-3021 during the first half of the year and the initiation of a U.S. Phase 1 clinical trial evaluating EO-3021 during the second half of the year.”

Recent Progress and Highlights

Corporate

●	Announced pipeline prioritization and realignment of resources in January 2023. As part of the announcement, the Company decided to prioritize key research and development efforts to advance EO-3021 and other pipeline programs including those through its existing partnership with Caris Life Sciences. The pipeline prioritization involved pausing further investment in the clinical development of seribantumab, and Elevation Oncology intends to pursue further clinical development of seribantumab only in collaboration with a partner. Further enrollment into the CRESTONE study has also paused, pending entering into a partnership. As part of the realignment of resources, the Company’s workforce was reduced by approximately 30%.
●	Joseph Ferra appointed Interim Chief Executive Officer in January 2023. The Company’s Board of Directors appointed Mr. Ferra as Interim Chief Executive Officer. Mr. Ferra also remains as the Company’s Chief Financial Officer.

EO-3021

●	Phase 1 clinical trial in the US to evaluate EO-3021 expected to initiate in the second half of 2023. The Investigational New Drug application has been cleared with the U.S. Food and Drug Administration, and preparations are ongoing to initiate a Phase 1 clinical trial in the US. Elevation Oncology’s partner, CSPC Pharmaceutical Group Limited (HKEX: 01093), is actively recruiting patients in the Phase I clinical trial of EO-3021 (SYSA1801) in China (NCT05009966).
●	Plan to present preclinical proof-of-concept data of EO-3021 at a major medical conference in the first half of 2023. EO-3021 is a potential best-in-class, clinical-stage antibody-drug conjugate (ADC) designed to target Claudin 18.2 and selectively deliver a cytotoxic payload directly to cancer cells expressing Claudin 18.2. Claudin 18.2 is a clinically validated oncology target expressed in several solid tumor types including many gastrointestinal cancers such as gastric, gastroesophageal junction and pancreatic cancer.

Other Pipeline Programs

●	Plan to present additional interim data of seribantumab from the CRESTONE study in the first half of 2023.

●	Continue research and development efforts to advance novel therapeutic drug candidates and targets. Additional pipeline programs include those through its existing partnership with Caris Life Sciences.

Expected Upcoming Milestones and Operational Objectives

●	Present preclinical proof-of-concept data of EO-3021 at a major medical meeting in the first half of 2023
●	Initiate Phase 1 clinical trial of EO-3021 in the US in the second half of 2023
●	Report additional interim data of seribantumab from the CRESTONE study in the first half of 2023
●	Ongoing target evaluation for future pipeline expansion

Fourth Quarter and Full Year 2022 Financial Results

As of December 31, 2022, the Company had cash, cash equivalents and marketable securities totaling $90.3 million, compared to $107.9 million as of September 30, 2022.

Research and development expense for the fourth quarter 2022 was $14.5 million, compared to $6.2 million for the fourth quarter 2021. The increase in R&D expense was primarily related to seribantumab manufacturing and clinical trial expenses. For the year ended December 31, 2022, R&D expense was $78.7 million, compared to $23.6 million for the year ended December 31, 2021. The increase was primarily related to seribantumab manufacturing and clinical trial expenses and a one-time upfront license fee of $27.0 million paid to CSPC Megalith Biopharmaceutical Co., Ltd., a subsidiary of CSPC Pharmaceutical Group Limited, for the exclusive rights to develop and commercialize EO-3021 outside of Greater China.

General and administrative expense for the fourth quarter 2022 was $4.0 million, compared to $3.4 million for the fourth quarter 2021. The increase was primarily related to personnel costs. For the year ended December 31, 2022, G&A expense was $15.8 million, compared to $8.5 million for the year ended December 31, 2021. The increase was primarily related to personnel costs, professional services and other administrative costs.

Net loss for the fourth quarter 2022 was $19.0 million, compared to $9.6 million for the fourth quarter 2021.

Financial Outlook

Elevation Oncology expects its existing cash, cash equivalents and marketable securities as of December 31, 2022, will be sufficient to fund its current operations into the fourth quarter of 2024, without giving effect to financial covenant compliance under the Company's debt facility.

About Elevation Oncology, Inc.

Elevation Oncology is an innovative oncology company focused on the discovery and development of selective cancer therapies to treat patients across a range of solid tumors with significant unmet medical needs. We are rethinking drug development by seeking out innovative, selective cancer therapies that can be matched to a patient's unique tumor characteristics. Our lead candidate, EO-3021, is a potential best-in-class, antibody-drug conjugate (ADC) designed to target Claudin 18.2, a clinically validated molecular target.  EO-3021 selectively delivers a cytotoxic payload directly to cancer cells expressing Claudin 18.2. We are working to rapidly advance EO-3021 into the clinic in the US across a range of solid tumor indications, as well as exploring other opportunities through new or existing partnerships and business development opportunities to expand our novel oncology pipeline. For more information, visit www.ElevationOncology.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated preclinical and clinical development activities, expected timing of announcements of clinical results, potential benefits of Elevation Oncology's product candidates, potential opportunities to expand Elevation Oncology's product candidate pipeline, potential market opportunities for Elevation Oncology's product candidates, the ability of Elevation Oncology's product candidates to treat their targeted indications and Elevation Oncology's expectations about its cash runway. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements may be accompanied by such words as "aim," "anticipate," "believe," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "might," "plan," "potential," "possible," "will," "would," and other words and terms of similar meaning.  Although Elevation Oncology believes that the expectations reflected in such forward-looking statements are reasonable, Elevation Oncology cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause Elevation Oncology's actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Elevation Oncology's ability to advance its product candidates, the timing and results of preclinical studies and clinical trials, approvals and commercialization of product candidates, the receipt and timing of potential regulatory designations, the impact of the COVID-19 pandemic on Elevation Oncology's business, Elevation Oncology's ability to fund development activities and achieve development goals, Elevation Oncology's ability to protect intellectual property, Elevation Oncology's ability to establish and maintain collaborations with third parties and other risks and uncertainties described under the heading "Risk Factors" in documents Elevation Oncology files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and Elevation Oncology undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Elevation Oncology Investor and Media Contact

Candice Masse, 978-879-7273

Senior Director, Corporate Communications & Investor Relations

cmasse@elevationoncology.com

Selected Financial Information

(In thousands, except share and per share data)

(unaudited)

	Year ended December 31,		Three months ended December 31,
	2022	2021	2022	2021
Statement of Operations items:
Research and development	$78,717	$23,595	$14,502	$6,249
General and administrative	15,832	8,451	4,035	3,375
Total operating expenses	94,549	32,046	18,537	9,624
Loss from operations	(94,549)	(32,046)	(18,537)	(9,624)
Other income (expenses), net	(506)	7	(480)	2
Loss before income taxes	(95,055)	(32,039)	(19,017)	(9,622)
Income tax expenses	25	—	25	—
Net loss	$(95,080)	$(32,039)	$(19,042)	$(9,622)
Net loss per share, basic and diluted	$(4.09)	$(2.64)	$(0.82)	$(0.41)
Weighted average common shares outstanding, basic and diluted	23,267,120	12,132,610	23,302,066	23,201,971

Comprehensive loss:
Net loss	$(95,080)	$(32,039)	$(19,042)	$(9,622)
Other comprehensive gain (loss):
Unrealized gain (loss) on marketable securities	(161)	—	97	—
Total other comprehensive gain (loss)	$(161)	$—	$97	$—
Total comprehensive loss	$(95,241)	$(32,039)	$(18,945)	$(9,622)

Selected Financial Information

(In thousands, except share and per share data)

(unaudited)

	December 31,
Selected Balance Sheet items:	2022	2021
Cash, cash equivalents and marketable securities	$90,280	$146,284
Working capital[1]	77,285	140,635
Total assets	94,161	149,494
Long-term debt, net of discount	29,435	—
Total stockholders' equity	49,032	140,697

1 We define working capital as current assets less current liabilities.